UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 8, 2011

RALPH LAUREN CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

001-13057	13-2622036
(Commission File Number)	(IRS Employer Identification No.)

650 MADISON AVENUE, NEW YORK, NEW YORK	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 318-7000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On November 8, 2011, Judith A. McHale, former Under Secretary of State for Public Diplomacy and Public Affairs for the U.S. Department of State, became a member of the Board of Directors of Ralph Lauren Corporation (the “Company”).  Ms. McHale previously served as a member of the Company’s Board of Directors from 2001 to 2009.  In accordance with the Company’s Amended and Restated Certificate of Incorporation, Ms. McHale was elected to the Board of Directors by the directors who were previously elected by the stockholders of the Company’s Class B common stock, par value $0.01, at the last annual meeting of stockholders of the Company.  Ms. McHale was also elected to serve as a member of the Nominating & Governance Committee of the Board of Directors. With the addition of Ms. McHale, the Board of Directors of the Company now consists of twelve members.

Ms. McHale served as the Under Secretary of State for Public Diplomacy and Public Affairs for the U.S. Department of State from 2009 to 2011. From June 2004 to December 2006, Ms. McHale served as the President and Chief Executive Officer of Discovery Communications, Inc., the parent company of cable television’s Discovery Channel.  From 1995 to 2004, Ms. McHale served as Discovery Communications’ President and Chief Operating Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RALPH LAUREN CORPORATION

Date: November 8, 2011	By:	/s/ Tracey T. Travis
		Name:	Tracey T. Travis
		Title:	Senior Vice President and Chief Financial Officer